EXHIBIT 5


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                         BRADLEY ARANT ROSE & WHITE LLP
                           2001 Park Place, Suite 1400
                            Birmingham, Alabama 35203


                                January 15, 1997



Board of Directors
Cavalier Homes, Inc.
Highway 41 North and Cavalier Road
Addison, Alabama  35540

Gentlemen:

                  In our capacity as counsel for Cavalier Homes, Inc., a Delaware corporation (the "Company"), we have examined (i) the Registration Statement on Form S-8 (Registration No. 33-86232) (the "Registration Statement") concerning the registration by the Company of 150,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), in form as filed by the Company with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended (the "Act"), on November 10, 1994 relating to the Cavalier Homes, Inc. 1993 Amended and Restated Nonemployee Directors Stock Option Plan (the "Plan"), and (ii) Amendment No. 1 to the Registration Statement ("Amendment No. 1") in form as proposed to be filed by the Company with the Commission on January 15, 1997, concerning the registration of an additional 218,750 shares of Common Stock for issuance under the Plan. This opinion is being delivered to you pursuant to item 601(b)(5) of Regulation S-K promulgated by the Commission under the Act. In connection with our delivery of this opinion letter to you, we have also examined originals or copies of such records, documents, proceedings and other instruments, and of certificates or comparable documents of public officials and of officers or other representatives of the Company, and we have made such inquiry of such officers and representatives, as we have deemed relevant and necessary for the purposes of the opinion set forth therein.

                  Upon the basis of the foregoing, we are of the opinion that the 218,750 shares of Common Stock referred to above which are the subject of Amendment No. 1 to the Registration Statement have been duly and validly authorized and, when sold in accordance with the Plan and the related Stock Option Agreements entered into in connection therewith, will constitute validly issued, fully paid and nonassessable shares of Common Stock of the Company.

                  We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement.

                  This opinion is being rendered solely for the purpose described above and is not to be used or relied upon by any other person and, except as provided in the preceding paragraph, may not be disclosed, quoted, filed with any governmental agency or otherwise referred to without our written consent.


Very truly yours,



                             BRADLEY ARANT ROSE & WHITE LLP





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